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                                                                   Exhibit 10.24



                      JOINT SOFTWARE DEVELOPMENT AGREEMENT

This JOINT SOFTWARE DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into this ____ day of ___________, 2004 by and between ROCKY MOUNTAIN SUPPORT SERVICES, INC., an Arizona corporation ("RMSS") and PROPERTY INSIGHT, LLC, a California limited liability company ("PI"). Each of RMSS and PI shall hereinafter be referred to as a "Party" and, collectively, as the "Parties".

WHEREAS: RMSS has been developing software known between the Parties as Property Insight 2 ("PI2") for purposes of accessing Title Plant Data Bases (defined below), in which effort it has spent $4.6 million (the "Stipulated Cost") to date;

WHEREAS: PI and RMSS are willing and prepared to have PI complete the development work on PI2 on the terms included herein;

NOW THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    PURPOSE

      1.1 The objective of the cooperative efforts described herein is the timely completion of development of PI2 in accord with agreed functional specifications as set forth in Exhibit 1.1 hereto, as may be modified solely by agreement of the Parties from time to time (the "Specifications".) Any modification to the Specifications may be conditioned upon a fairly related adjustment of the Target Date (defined below). (For purposes of this Agreement, the Parties contemplate that RMSS will put PI2 in production after all development work has been Completed and not on a milestone by milestone basis. If the Parties later agree that some, but not all, of PI2 should be Acceptance Tested and put into production, then the Parties will negotiate and enter into an amendment to this Agreement describing their respective rights and obligations with respect to that portion of PI2 put into production and that portion of code that is still left to be completed relative to use in its own internal business and use by its customers. For the avoidance of doubt, this language is not intended to create a claim in PI if this Agreement is resolved without Tender or Delivery of a Complete PI2, and RMSS puts all or any part of the deliverables into production use.)

2.    DEFINITIONS

      2.1 The following terms shall have the meanings ascribed to them below for purposes of this Agreement:
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            2.1.1 "Acceptance Test" shall mean the schedule, tests and trials agreed between the Parties, whether or not specific, or with respect to specific data sets, or over specific durations, designed to determine compliance of PI2, as Tendered, with the Specifications, conducted in an agreed systems test environment, at a mutually agreed time and place in the presence of both Parties upon reasonable notice by the proponent Party to the other, all as described in Exhibit
                  2.1.1 hereto.

            2.1.2 "Complete" when applied to PI2, shall mean PI2 in a state of completion capable of satisfying the Acceptance Test (regardless of whether the test has been run).

            2.1.3 "Delivered" when applied to PI2, shall mean that PI shall have
                  Tendered to RMSS for Acceptance Testing a Complete PI2 product, together with all related Documentation.

            2.1.4 "Documentation" shall mean machine readable, annotated source or comparable fundamental code for such work product, user and operator manuals as and to the extent created for internal use, and a machine readable copy of proprietary tool sets, and identification of third party tool sets, used in its creation.

            2.1.5 "Malicious Code" shall mean any virus, Trojan horse, worm, or other code within the deliverable software designed to permit unauthorized access, to disable, erase, encrypt, modify or otherwise harm software, hardware or data, or to perform any other similar actions, which functionality is not disclosed to the recipient.

            2.1.6 "Target Date" is the date agreed for PI2 to be Tendered by PI to RMSS, and is initially agreed to be [____________].

            2.1.7 "Tender" shall mean a purported delivery by PI of PI2 to RMSS, together with all related Documentation and PI's written statement that PI2 is Complete.

            2.1.8 "Title Plant Data Base" means a collection of data, images, and/or indices, including indices of land records and copies of official records and other materials and databases, relating to a particular geographic area, stored or pointers to which are stored in electronic form for computerized search and retrieval.

3.    CONTRIBUTIONS TO THE COOPERATIVE EFFORT

      3.1 RMSS shall make available to PI a complete and accurate copy of its work product generated to date in its effort to create PI2 together with all related Documentation (the "RMSS Deliverable") for the sole purpose of enabling PI to further develop the RMSS Deliverable so as to create PI2. The RMSS Deliverable is agreed to have a value equal to the Stipulated Cost. For the


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            avoidance of doubt, RMSS is not hereby contributing to PI or publishing any trade secret content of such disclosure.

      3.2 PI shall make available sufficient competent and experienced software development resources, including project management, having requisite skills to complete PI2 by the Target Date in accordance with the Specifications, and shall apply those resources until PI2 is Complete and Delivered. As a further contribution, PI shall track its development costs and expenses, and monthly, until PI2 is Complete and Delivered (or the earlier termination of this Agreement), provide a written breakdown of such costs and expenses incurred in the PI2 development process and an estimate of its progress toward completion (as a percentage) to RMSS.

      3.3 From time to time, upon RMSS' request, PI shall provide RMSS with reasonable onsite and/or remote access to PI's internal testing of PI2 prior to Tender ("Pre-Tender Testing") and with copies of data, results, and associated reports and materials from Pre-Tender Testing. RMSS shall use reasonable efforts to communicate to PI any noncompliance with Specifications that RMSS may identify in its observance of Pre-Tender Testing or related data, results, reports and materials.

4.    TITLE IN PI2 PENDING COMPLETION

      4.1 Pending satisfaction of conditions herein to any contrary allocation of title in the PI work product generated hereunder (for example, under Sections 5.2, 5.5, 7 and 8 hereof), all such work product, as it is created, shall be the property of RMSS as a work-for-hire (as such term is used in the US Copyright Act, as amended from time to time) and, to the extent that any property interest in such work product is not thereby the creation and property of RMSS, PI hereby makes a continuing assignment of same to RMSS. PI shall execute such documents and take such other actions as RMSS may reasonably request from time to time to perfect, record or otherwise memorialize RMSS' ownership of any such work product at RMSS' expense.

5.    TERMINATION OF THE AGREEMENT; DISPOSITION OF PRODUCT

      5.1 This Agreement shall terminate, absent an agreed extension, upon the earlier of:

            5.1.1 when PI2 is Complete and Delivered;

            5.1.2 upon written agreement of the Parties;

            5.1.3 upon no less than thirty days' notice by RMSS to PI at any time, or by PI to RMSS at any time after its costs and expenses of development equal or exceed $4.6 million.

      5.2 In the event of termination pursuant to 5.1.1, subject to the "Conveyance Conditions" hereinafter defined, each Party shall thereafter possess an undivided half ownership interest in and to the joint and/or integrated work product of PI2


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            (comprising the RMSS Deliverable and the PI work product), without a duty of accounting, and with a right to exploit same in any manner it may choose. In such event, RMSS shall execute such documents and take such other actions as PI may reasonably request from time to time to perfect, record or otherwise memorialize PI's undivided ownership of PI2 at PI's expense.

      5.3 In the event of termination pursuant to 5.1.2, the agreement to terminate shall include, in writing, the terms on which each of the Parties may use or access the joint work product, related notes, annotations, and any other related products, tools or information.

      5.4 In the event of termination by PI pursuant to 5.1.3, PI shall return to RMSS all whole or partial copies of the RMSS Deliverable delivered to it, and of PI's subsequently generated work product in furtherance of development of PI2, together with all related Documentation; PI shall certify that it retains no copies thereof, and it shall retain no right of use of any nature therein.

      5.5 In the event of termination by RMSS pursuant to 5.1.3 and subject to the Conveyance Conditions, PI shall return to RMSS the RMSS Deliverable provided to it, and a copy of its subsequently generated work product (in a machine readable format in common use at the time) in furtherance of development of PI2, together with all related Documentation, but PI may retain such copies of its joint and/or integrated work product as it may desire, and an undivided half ownership interest in and to such joint and/or integrated work product to such date (comprising the RMSS Deliverable and the PI work product), without a duty of accounting, and with a right to exploit same in any manner it may choose. In such event, RMSS shall execute such documents and take such other actions as PI may reasonably request from time to time to perfect, record or otherwise memorialize PI's undivided ownership of PI2 at PI's expense.

6.    CONVEYANCE CONDITIONS.

      6.1 The following Conveyance Conditions are conditions precedent to PI taking any proprietary interest in the Complete PI2:

            6.1.1 If PI shall complete PI2 at a documented development cost to
                  PI below the Stipulated Cost, then PI shall have paid to RMSS the difference between PI's documented development costs and the Stipulated Cost.

            6.1.2 If PI2 is Tendered later than the Target Date, it shall pay to
                  RMSS, as liquidated damages and not as a penalty, the amount set forth in Exhibit 6.1.2, per day, from the date following the Target Date until the date PI2 is Tendered Complete (notwithstanding that Acceptance may follow by some time) as RMSS' sole and exclusive remedy for late Tender.

            6.1.3 PI shall certify to RMSS that all designed functionality in the Complete PI2 product has been disclosed in Documentation provided by PI to RMSS with the delivered PI2 product.



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7.    TENDER; DEFECTS

      7.1 If PI has Tendered PI2, and RMSS agrees in writing that PI2 is Complete, this Agreement shall be terminated pursuant to Section
            5.1.1 with all attendant consequences under Section 5.2.

      7.2 In the event that RMSS challenges PI's Tender under Section 7.3 or 8.3, if RMSS puts the joint and/or integrated work product of PI into production before the time to pursue dispute resolution has expired or pending completion of the dispute resolution process then, without further formality, PI shall be deemed granted a license to use the same work product (as used by RMSS) in production. Such license shall be solely for PI's internal purposes (which may nonetheless be for the benefit of third parties), provided that upon any resolution adverse to its interests hereunder, PI shall conform its use to the outcomes dictated hereunder or pursuant hereto. If PI puts the joint work into production pursuant to this Section 7.2, notwithstanding anything to the contrary herein, it may subsequently re-Tender work product to RMSS hereunder only once.

      7.3 At any time during the period specified in Schedule 2.1.1 for RMSS to complete Acceptance Testing, following RMSS' receipt of PI's Tender (assuming reasonable cooperation of PI in the conduct of testing), RMSS may challenge PI's Tender with respect to whether PI2 is Complete by written notice to PI to such effect. If a challenge is pursued to the point of issuance of an arbitral decision, and PI is subsequently determined to be incorrect, then RMSS shall hold exclusive ownership in PI's work product so delivered to RMSS, and PI shall have no further interest or right of use therein.

      7.4 For the avoidance of doubt, at any time prior to the issuance of an arbitral decision under the dispute resolution process hereunder,
            (a) PI may further develop and modify PI2 and re-Tender PI2 to RMSS in order to Complete PI2 (but Tender shall thereafter be dated as of the date of re-Tender), and (b) RMSS may exercise its right of termination pursuant to Section 5.1.3. If PI re-Tenders, the Parties agree to immediately dismiss or suspend the dispute resolution process (if begun) and, if applicable, the arbitration, and the Acceptance Testing process shall begin again so that termination may be achieved under Section 5.1.1 with all attendant consequences. If PI re-Tenders a second or subsequent time, PI shall promptly reimburse RMSS, against statement, for its out-of-pocket costs incurred in pursuing the dispute resolution processes with respect to prior Tenders to the date of such re-Tender. If RMSS exercises its right of termination pursuant to Section 5.1.3 during the pendency of dispute resolution processes for a challenge under
            Section 7.3, then RMSS shall promptly reimburse PI, against statement, for its out-of-pocket costs incurred in pursuing such dispute resolution processes to the date of such termination.

      7.5 Alternatively, if RMSS timely pursues dispute resolution hereunder to the point of issuance of an arbitral decision and is subsequently determined to be incorrect, then it shall pay to PI twice PI's development costs for all work performed under


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            this Agreement, from the date hereof to the date of the successful
            Tender. Each Party shall thereafter possess an undivided half ownership interest in and to the joint work product of PI2 comprising the RMSS Deliverable and the work product developed by PI under this Agreement, without a duty of accounting, and with a right to exploit same in any manner it may choose. Under all events described in this subsection, each Party shall execute such documents and take such other actions as the other may reasonably request from time to time to perfect, record or otherwise memorialize such other Party's undivided ownership thereof at such other Party's expense.

8.    CLAIMED IMPOSSIBILITY

      8.1 Notwithstanding anything to the contrary herein, after PI has made good faith reasonable efforts to Complete PI2, PI may state in writing to RMSS that PI2 is not capable of being made Complete, in which case PI shall, within fifteen days, (a) provide all of its development work product to RMSS for assessment, (b) certify to RMSS PI's development costs to date and the completeness of the foregoing delivery, and (c) cooperate with RMSS in any testing thereof (with each Party bearing its own costs therefor).

      8.2 If RMSS agrees in writing as to PI's assertion of impossibility, the Agreement shall be deemed terminated by PI pursuant to Section 5.1.3 with all attendant consequences.

      8.3 At any time for six months following RMSS' receipt of PI's delivery of work product and certification pursuant to Section 8.1(a) and
            (b), (assuming reasonable cooperation of PI in the conduct of testing), RMSS may challenge PI's Tender with respect to whether PI2 is impossible to Complete under the dispute resolution process. If that challenge is pursued to the point of issuance of an arbitral decision, and RMSS is subsequently determined to be incorrect, then it shall pay to PI twice PI's documented development costs for all work performed under this Agreement, from the date hereof to the date of PI's notice to RMSS of impossibility, and each Party shall thereafter enjoy an undivided half ownership interest in and to the joint work product comprising the RMSS Deliverable and the work product developed by PI under this Agreement, without a duty of accounting, and with a right to exploit same in any manner it may choose. Under all events described in this subsection, each Party shall execute such documents and take such other actions as the other may reasonably request from time to time to perfect, record or otherwise memorialize such other Party's undivided ownership thereof at such other Party's expense.

      8.4 For the avoidance of doubt, at any time prior to the issuance of an arbitral decision under the dispute resolution process hereunder,
            (a) PI may further develop and modify PI2 and re-Tender PI2 to RMSS in order to Complete PI2 (but Tender shall thereafter be dated as of the date of re-Tender), and (b) RMSS may exercise its right of termination pursuant to Section 5.1.3. If PI re-Tenders, the Parties agree to immediately dismiss or suspend the dispute resolution process


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            (if begun) and, if applicable, the arbitration, and the Acceptance
            Testing process shall begin again so that termination may be achieved under Section 5.1.1 with all attendant consequences. If PI re-Tenders a second or subsequent time, PI shall promptly reimburse RMSS, against statement, for its out-of-pocket costs incurred in pursuing the dispute resolution process with respect to prior Tenders to the date of re-Tender. If RMSS exercises its right of termination pursuant to Section 5.1.3 during the pendency of dispute resolution processes for a challenge under Section 8.3, then RMSS shall promptly reimburse PI, against statement, for its out-of-pocket costs incurred in pursuing such dispute resolution processes to the date of such termination.

      8.5 Alternatively, if RMSS timely pursues dispute resolution hereunder to the point of issuance of an arbitral decision, and is ultimately determined to be correct, then RMSS shall hold exclusive ownership in PI's work product so delivered to RMSS, and PI shall have no further interest or right of use therein.

9.    EARN-OUT CONTINGENCY

      9.1 If PI expends an amount equal to the Stipulated Cost for development toward PI2, it may then elect to solicit from RMSS, by notice, RMSS' written agreement to equally share PI's incremental costs and expenses of further development on the terms herein or on negotiated terms to be reflected in such agreement. If, following RMSS' receipt of notice requesting agreement to share future development costs (and otherwise to continue on the terms herein), RMSS rejects the proposal, this Agreement shall be deemed terminated by RMSS under
            Section 5.1.3 with all attendant consequences under Section 5.5, If RMSS is willing to pay half of the incremental development costs going forward but PI is not willing to proceed on the terms herein, then this Agreement shall be deemed terminated by PI under Section
            5.1.3 with all attendant consequences under Section 5.4. (If the Parties agree to proceed upon revised terms, such terms shall apply.)

      9.2 Notwithstanding the agreement of the Parties to share development costs in excess of the Stipulated Cost pursuant to Section 9.1, PI may subsequently exercise rights under Sections 7 and 8.

10.   REPRESENTATIONS AND WARRANTIES

      10.1 Each Party represents and warrants to the other that (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) it has and will have sufficient right, title and interest in and to its deliverables hereunder to permit the uses and make the conveyances and assignments herein contemplated, and (iii) its work product will be delivered or transmitted to the other free of Malicious Code.

      10.2 EXCEPT AS SPECIFIED IN THIS AGREEMENT, RMSS MAKES NO WARRANTIES WITH RESPECT TO THE RMSS DELIVERABLE AND PI MAKES NO WARRANTY WITH RESPECT TO ITS WORK PRODUCT, AND EACH


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            EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED,
            INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.

11.   LIMITATION OF LIABILITY

      11.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES. EXCEPT AS ARISING FROM GROSS NEGLIGENCE OR WILFULL MISCONDUCT, OR PURSUANT TO THE INDEMNITY AND HOLD HARMLESS UNDERTAKING HEREIN, PI SHALL HAVE NO LIABILITY IN EXCESS OF THE DIFFERENCE BETWEEN THE DOCUMENTED COST OF WORK PRODUCT DEVELOPMENT HEREUNDER AND THE STIPULATED COST (AND RMSS SHALL HAVE NO FURTHER LIABILITY).

12.   INDEMNITY; DEFENSE OF CLAIMS

      12.1 Each Party shall indemnify and hold harmless the other Party, its directors, officers and employees, from any and all losses, liabilities, damages, judgments and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) incurred by any of them in connection with, by reason of, or arising out of, in whole or in part, and whether or not subject to litigation, for (i) breach or failure of any representation or warranty contained in Section 10 of this Agreement; (ii) any act of gross negligence or willful omission, and
            (iii) any claim alleging infringement within the United States of third party intellectual property rights (including trade secret misappropriation) by the indemnifying Party's contributions (i.e., the RMSS Deliverable or the PI work product, as applicable.)

      12.2 A Party intending to assert its indemnity right hereunder (the "Indemnified Party") shall promptly notify the other (the "Indemnifying Party") of any indemnifiable claim and shall provide the Indemnifying Party with all available evidence to enable the Indemnifying Party to defend such claim. The Indemnifying Party shall have the sole and exclusive right to select counsel and shall pay all expenses of the defense, including, without limitation, attorneys' fees and court costs. If necessary, the Indemnified Party shall join as a party to the suit, but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party to the suit. The Indemnified Party shall offer reasonable assistance to the Indemnifying Party in connection therewith at no charge to the Indemnifying Party except for reimbursement of reasonable out-of-pocket expenses incurred by the Indemnified Party in rendering such assistance. The Indemnified Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. The Indemnifying Party shall not settle any such suit if such settlement would have an adverse effect on the rights of the Indemnified Party without


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            obtaining the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. It is the intention of the Parties that, in the event that the Indemnifying Party wrongfully denies its indemnification obligations hereunder, and the Indemnified Party is required to enforce the Indemnifying Party's obligation hereunder, then the Indemnified Party shall be entitled to recover its reasonable attorneys' fees and costs incurred in such process.

13.   CONFIDENTIALITY

      13.1 The RMSS Deliverable is the confidential and proprietary property of RMSS unless and until PI2 is Complete and Delivered but, if and when jointly owned by PI and RMSS, shall be treated as follows: either Party may disclose the RMSS Deliverable to customers and potential customers under written obligations of nondisclosure comparable to those herein, but PI shall be relieved of any such duty upon RMSS' intentional disclosure of the RMSS Deliverable without requirement of a duty of nondisclosure (or upon RMSS' unintentional disclosure without efforts at cure), to the extent of such disclosure. RMSS shall make reasonable efforts to notify PI of the disclosure of the RMSS Deliverable under the foregoing condition and to specify the extent of such disclosure.

      13.2 All information shared between the Parties by reason of this relationship, whether belonging to a Party hereunder or not, shall be deemed, as between the Parties, the property of (i) the Party disclosing same to the other or (ii) the Party for whom such information was collected, purchased, accessed, or otherwise compiled. Notwithstanding the foregoing, Confidential Information (defined below) within a deliverable shall be the property of the Party owning the deliverable.

      13.3 For the avoidance of doubt, as used herein, the term "Confidential Information" shall comprise any and all information (of any nature, however conveyed, stored or transmitted, relating to the business operations of either of the Parties, or their customers or vendors.

      13.4 Each Party agrees that Confidential Information of the other Party shall be treated as confidential and shall not be disclosed except as permitted herein. Each Party agrees to take affirmative appropriate steps to ensure that such Confidential Information is not disclosed to third parties except as may be permitted herein.

      13.5 Disclosure of Confidential Information by a receiving Party shall be permitted, upon notice to the prospective recipient of its confidential nature, to competent regulators of a receiving Party, and to its counsel and auditors having fiduciary duties of confidentiality. Any other disclosure may be made only pursuant to written consent of the corresponding disclosing Party.

      13.6 Except to the extent comprising "nonpublic personal information" (as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.), Confidential Information shall not be construed to include information which is (i) known to the receiving Party at the time of disclosure, (ii) independently


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            developed by the receiving Party, (iii) or becomes public knowledge or known within the industry without breach by the receiving Party,
            (iv) disclosed to the receiving Party by another person reasonably believed not to be bound by an obligation of confidentiality, or (v) generally disclosed by the disclosing Party without limitation on further disclosure.

14.   EXCLUSIVITY

      14.1 The Parties agree that, during the term of this Agreement, this Agreement shall be the exclusive arrangement for the development of PI2 (or any product that has specifications substantially similar to the Specifications) for use by either Party in its business.

15.   NOTICES.

      15.1 Except as otherwise provided under this Agreement, all notices, demands or requests or other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed to have been duly given when received by the designated recipient. Written notice may be delivered in person or sent via reputable courier service and addressed as set forth below:

            If to RMSS:       Rocky Mountain Support Services, Inc.
                              601 Riverside Avenue
                              Jacksonville, FL 32204
                              Attn:  President

            with a copy to:   Fidelity National Financial, Inc.
                              601 Riverside Avenue
                              Jacksonville, FL 32204
                              Attn:  General Counsel

            If to SoftPro:    Property Insight, LLC

                              -------------------------------------

                              -------------------------------------

                              -------------------------------------
                              Attn:

            with a copy to:   Fidelity National Information Services, Inc.
                              601 Riverside Avenue
                              Jacksonville, FL 32204
                              Attn:  General Counsel

      15.2 The address to which such notices, demands, requests, elections or other communications are to be given by either Party may be changed by written notice given by such Party to the other Party pursuant to this Section.



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16.   GOVERNING LAW; RESOLUTION OF DISPUTES

      16.1 This Agreement shall be governed by, and construed in accordance with, the laws of Florida. Subject to Sections 16.2-16.7, the Parties hereby submit to the personal jurisdiction of the state and federal courts in the State of Florida for the purpose of adjudication of all matters arising hereunder or relating hereto which may be the subject of litigation between the Parties.

      16.2 If, prior to the termination of this Agreement, a dispute arises between RMSS and PI with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, such dispute shall be settled as set forth in Sections 16.2-16.7 of this
            Section 16.

      16.3 The Parties shall escalate and negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved between the Parties at the level where the issue is discovered and has immediate impact. Escalation shall be by written notice to the other Party and to the movant's president. Such president (or his or her designee) shall attempt to resolve such a dispute within twenty (20) days of the initial communication between them on the topic of the dispute (which may be by notice). The location, format, frequency, duration and termination of these discussions shall be left to the discretion of the representatives involved. If such Parties do not resolve the underlying dispute within such twenty (20) day period, then either Party may notify the other in writing that the dispute is to be elevated to binding arbitration.

      16.4 All discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any subsequent proceedings between the Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

      16.5 Either Party may request arbitration by giving the other Party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. Such arbitration shall be governed by the then current version of the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. The Arbitration will be conducted in Jacksonville, Florida in front of one mutually agreed upon arbitrator.

      16.6 Each Party shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys' fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the Parties.



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      16.7  Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the Parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

17.   REMEDIES AT LAW; EQUITABLE REMEDIES

      17.1 Each of the Parties acknowledges and agrees that the confidentiality, exclusivity and conveyance covenants contained herein are necessary and reasonable for the protection of the interests of the Parties and breach thereof cannot be fully addressed by money damages. As to breach of such covenants, each Party hereby waives (i) the defense to equitable claims of the adequacy of money damages and (ii) any requirement that the other Party post a bond (except as a condition for ex parte relief).

18.   FORCE MAJEURE

      18.1 Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, terrorism and power blackouts. Upon the occurrence of a condition described in this Article that prevents any performance due hereunder, the Party unable to perform shall give written notice to the other, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

19.   MISCELLANEOUS TERMS

      19.1 This Agreement represents the entire agreement between the Parties related to the joint development of PI2 and may be amended only by a writing executed by the Parties.

      19.2 Headings used herein are for the convenience of the Parties and shall not be deemed part of the Agreement or used in its construction.

      19.3 This Agreement may not be assigned by either of the Parties without the prior written consent of the other Party. This Agreement is binding on the successors and permitted assigns of each Party.

      19.4 Nothing herein is intended to create, and shall not be asserted or construed to create, a joint venture, partnership or agency of any nature between the Parties. Except as specifically set forth herein, each Party assumes sole and full responsibility for its acts and the acts of its directors, officers, employees, agents and affiliates. Neither Party has any authority to make commitments or enter into contracts on behalf of, bind, or otherwise obligate the other Party in any manner whatsoever except as specifically set forth herein.



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
            IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ROCKY MOUNTAIN SUPPORT SERVICES, INC.    PROPERTY INSIGHT, LLC

By:                                      By:
    --------------------------------         --------------------------------
Print:                                   Print:
       -----------------------------            -----------------------------
Title/Capacity:                          Title/Capacity:
                --------------------                     --------------------
Date:                                    Date:
      ------------------------------           ------------------------------







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